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Exhibit 32

CERTIFIED WRITTEN STATEMENT ACCOMPANYING
PERIODIC FINANCIAL REPORTS

(Pursuant to 18 U.S.C. 1350)

The undersigned, James J. Peterson, Chief Executive Officer, and John W. Hohener, Chief Financial Officer, of Microsemi Corporation, a Delaware corporation (the "Company"), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that—

  (1)
  the accompanying periodic report containing financial statements filed by the Company with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

  (2)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate which accompanies the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2008.

Dated: August 5, 2008	/s/ JAMES J. PETERSON James J. Peterson, Chief Executive Officer and President

Dated: August 5, 2008	/s/ JOHN W. HOHENER John W. Hohener, Vice President, Chief Financial Officer, Secretary and Treasurer

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  Exhibit 32
CERTIFIED WRITTEN STATEMENT ACCOMPANYING PERIODIC FINANCIAL REPORTS (Pursuant to 18 U.S.C. 1350)